AMENDMENT TO THE
                             JUSTIN INDUSTRIES, INC.
                             1981 STOCK OPTION PLAN


     WHEREAS, Justin Industries, Inc., a Texas corporation, with its principal office and place of business in Tarrant County, Texas (the "Company"), heretofore adopted the Justin Industries, Inc. 1981 Stock Option Plan (the "Plan") and the related Stock Option Agreements; and

     WHEREAS, the Company desires to amend the Plan with regard to the section titled Exercise of Option; and

     WHEREAS, the Board of Directors of the Company has authorized this Amendment to the Plan;

     NOW, THEREFORE, pursuant to the powers reserved in the Plan, the Company does hereby amend and restate the Exercise of Option section of the Plan in its entirety to read as follows:

                               Exercise of Option

          Subject to the earlier expiration of the option, an option may be exercised, by notice given to the Company in the form specified at any time and from time to time on or after the date of grant thereof. The option is not transferable and may be exercised only by the employee originally granted the option ("optionee") during the optionee's lifetime and while he remains an employee of the Company, except that:

          (a) If the Optionee's employment with the Company terminates by reason of disability or by reason of retirement with the consent of the Company, an option may be exercised by the Optionee at any time during the period of three months following such termination or during such other period of time as may be approved by the Board of Directors of the Company, but in no event shall such options remain exercisable after the expiration of the term of the option.

          (b) If the Optionee dies while in the employ of the Company, his estate, or the person who acquires the option by bequest or inheritance or by reason of the death of the Optionee, may exercise the option at any time during the period three months following the date of the Optionee's death, to the extent that Optionee could have exercised his option just prior to his death or during such other period of time as may be approved by the Board of Directors of the Company, but in no event shall such options remain exercisable after the expiration of the term of the option.

===============================================================================

               If an Optionee's employment with the Company terminates other than by reason of disability (a physical or mental condition which, in the judgment of the Company, totally and presumably permanently prevents the Employee from engaging in any substantial gainful employment), retirement with the consent of the Company, or death, the option (to the extent not exercised prior thereto) shall terminate as of the date of the Optionee's employment so terminates. For purposes of this Plan, employment ceases on the last day that the employee actually reports to his normal place of work and actually performs his normal duties, regardless of any payments made by the Company as termination benefits.

     Except as amended by this instrument, the 1981 Plan shall remain in full force and effect. This instrument may be executed in a number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been executed this 16th day of April, 1999.


                                   JUSTIN INDUSTRIES, INC.


                                   By:  /S/RICHARD J. SAVITZ
                                      --------------------------
                                   Name:  Richard J. Savitz
                                   Title: Senior Vice President